SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2005

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

On December 1, 2004, Level 3 Communications, Inc. (the "Company"), as guarantor, Level 3 Financing, Inc. ("Level 3 Financing"), a wholly owned subsidiary of the Company, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders entered into a credit agreement (the "Credit Agreement") pursuant to which the lenders extended a $730 million senior secured term loan to Level 3 Financing.

Level 3 Financing's obligations under the Credit Agreement were, subject to certain exceptions, secured by certain of the assets of (i) the Company; and
(ii) certain of the Company's material domestic subsidiaries which are engaged in the telecommunications business and which were able to grant a lien on their assets without regulatory approval. At the time that the Credit Agreement was executed in December 2004, Level 3 Financing and the Company agreed to seek to obtain the required regulatory approvals to permit Level 3 Communications, LLC and its material domestic subsidiaries to guarantee and, subject to certain exceptions, pledge certain of their assets to secure the obligations under the Credit Agreement. Those required regulatory approvals have now been obtained.

On May 11, 2005, Level 3 Communications, LLC executed Supplement No. 1 to the Collateral Agreement dated as of December 1 , 2004 (the "Collateral Agreement"), among Level 3 Financing, the Company, certain subsidiaries of the Company and Merrill Lynch Capital Corporation, ("MLCC"), as collateral agent for the Secured Parties (as defined in the Collateral Agreement.) The Collateral Agreement was entered into as a component of the collateral to secure Level 3 Financing's obligations under the Credit Agreement. As a result of this action, the assets of Level 3 Communications, LLC are now subject to the terms and conditions of the Collateral Agreement. The form of Collateral Agreement, including the form of Supplement, was filed as Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004 and is incorporated herein by reference as if set forth in full.

On May 11, 2005, Level 3 Communications, LLC executed Supplement No. 1, to the Guarantee Agreement dated as of December 1, 2004, among the Company, certain subsidiaries of the Company and MLCC, as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement) (the "Guarantee Agreement"). The Guarantee Agreement was entered into as a component of the collateral to secure Level 3 Financing's obligations under the Credit Agreement. As a result of this action, Level 3 Communications, LLC has guaranteed Level 3 Financing's obligations under the Credit Agreement, subject to the terms and conditions of the Guarantee Agreement. The form of Guarantee Agreement, including the form of Supplement, was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004 and is incorporated herein by reference as if set forth in full.

On May 11, 2005, Level 3 Communications, LLC executed Supplement No. 1, to the Indemnity, Subrogation and Contribution Agreement dated as of December 1, 2004 (the "Indemnity, Subrogation and Contribution Agreement"), among Level 3 Financing, the Company, certain subsidiaries of the Company and MLCC, as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement). The Indemnity, Subrogation and Contribution Agreement was entered into as a component of the collateral to secure Level 3 Financing's obligations under the Credit Agreement. As a result of this action, Level 3 Communications, LLC has become bound to the terms and conditions of the Indemnity, Subrogation and Contribution Agreement. The form of Indemnity, Subrogation and Contribution Agreement, including the form of Supplement, was filed as Exhibit 10.4 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004 and is incorporated herein by reference as if set forth in full.


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

As a result of these actions and certain related filings of financial statements under the Uniform Commercial Code, the Enhanced Collateral Date, as defined in the Credit Agreement has occurred, and Technology Spectrum, Inc. (formerly known as Eldorado Marketing, Inc.), Software Spectrum, Inc. and (i)Structure, LLC have been fully released from their respective pledge and guarantee obligations under the Credit Agreement and as contemplated by the Collateral Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

Item 9.01  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

10.1 Guarantee Agreement, dated December 1, 2004, among Level 3 Communications, Inc., the Subsidiaries party thereto and Merrill Lynch Capital Corporation (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004).

10.2 Collateral Agreement, dated December 1, 2004, among Level 3 Financing, Inc., Level 3 Communications, Inc., Level 3 Communications, LLC and Merrill Lynch Capital Corporation (filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004.

10.3 Indemnity, Subrogation and Contribution Agreement, dated December 1, 2004, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Subsidiaries party thereto and Merrill Lynch Capital Corporation (filed as
     Exhibit 10.4 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2004).

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



May 13, 2005                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President


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